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                                                               EXHIBIT  23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Frederick Brewing Company on Form S-3 (File No. 333-25743 and File No. 333-35655) of our report dated March 30, 1998, on our audits of the financial statements of Frederick Brewing Company as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 10-K.



                                                        Coopers & Lybrand L.L.P.


McLean, Virginia
March 31, 1998